Registration No. 333-167906

As filed with the Securities and Exchange Commission on April 8, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	90-0031917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7327 Oak Ridge Highway, Suite A

Knoxville, Tennessee 37931

(866) 594-5999

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy C. Scott, Ph.D., President

Provectus Pharmaceuticals, Inc.

7327 Oak Ridge Highway, Suite A

Knoxville, Tennessee 37931

(866) 594-5999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Tonya Mitchem Grindon

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street

Suite 800

Nashville, Tennessee 37201

(615) 726-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-167906) of Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on June 30, 2010 (the “Registration Statement”). Pursuant to the Registration Statement, the Company registered for sale common stock, par value $.001 per share, warrants to purchase shares of common stock, and units comprised of common stock, warrants, or any combination thereof up to a total offering price of $50,000,000, which may be offered by the Company utilizing a “shelf” registration process (collectively, the “Securities”).

This Post-Effective Amendment No. 1 is being filed solely to deregister all of the Securities previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on April 8, 2013.

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name:	Peter R. Culpepper
Title:	Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint H. Craig Dees and Peter R. Culpepper and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Name	Capacity	Date

/s/ H. Craig Dees	Chief Executive Officer (principal executive officer) and Chairman of the Board	April 8, 2013
H. Craig Dees, Ph.D.

/s/ Peter R. Culpepper Peter R. Culpepper, MBA	Chief Financial Officer (principal financial officer and principal accounting officer) and Chief Operating Officer	April 8, 2013

/s/ Timothy C. Scott	President and Director	April 8, 2013
Timothy C. Scott, Ph.D.

Director
Jan E. Koe

Director
Kelly M. McMasters

/s/ Alfred E. Smith, IV	Director	April 8, 2013
Alfred E. Smith, IV